EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-91511, 333-120856, 333-120857 and 333-130740 on Form S-8 of Republic Bancorp, Inc., of our report dated March 2, 2007, with respect to the consolidated financial statements of Republic Bancorp, Inc. and our report dated the same on management’s assessment of the effectiveness of internal control over financial reporting and on the effectiveness of internal control over financial reporting, which reports appear in this Annual Report on Form 10-K of Republic Bancorp, Inc. for the year ended December 31, 2006.

Louisville, Kentucky

March 15, 2007

110